Room Rent Contract No.Z006006

The following two Parties sign the Contract in Shanghai, People's Republic of China:

Lessor: Joint development Company of Hi-tech Park
(Party A)
Address: No.509 Caobao Road, Shanghai, China
Legal Person: Runiu Da
Title: President
Tel: (86) (21) 64953358
Fax: (86) (21) 64951721
Business License: 000000021999120900056

Leaseholder: China Jinshilin Techno Company, Ltd
(Party B)
Address: Room 30-31, Level 29, No.1515 West Nanjing Road, Shanghai, China
Legal Person: Antonio Turgeon
Title: President
Tel: (86) (21) 61037030
Fax: (86) (21) 61037070
Business License: 000000002200512150092

The two Parties agree on the room-renting issue after friendly consultation. The following terms are made to define rights and obligations of both Parties.

Contract Target

1. Party A agrees to rent to Party B Room A401,403,405 of Technology Industry Building in Caohejing New Technology Development Zone ("Room"). The Room has architectural area of 400.36 square meters. Party B shall promise not to use the Room for any other purposes and obey related regulations of for environmental protection in Shanghai and the Development Zone.

Leasehold

2. Party B shall rent the Room for 2 years, from July.1st 2006 to July.1st 2008.

Rent and Payment

2. For the purpose of supporting high-tech companies, Party A, a high-tech incubator, accepts Party B as incubation company and grants it favorable rent accounted according to actual architectural area. The rent is RMB2.45/day/square meter (architectural area), or ￥29835.00per month. Party B shall pay the first-month rent of ￥29835.00 after signing the Contract. Rent shall be paid before the first working day each month. Party A shall offer invoice after receiving the rent. Party B shall get 0.5‰ penalty if it fails to pay the rent on time.

Deposit

4. In order to ensure the safety of the Room's equipment and public facilities, Party B shall pay a deposit equal to three months' rent of ￥89505.00 within 10 days after signing the Contract. Party A shall offer invoice after receiving the deposit. Party A shall return the deposit when the Contract expires and Party B wants to move out. If Party B requires to move out before the Contract expires, deposit shall not be

returned.

Obligation for Room Repair

5. Party A shall ensure the safe use of the Room during Contract term . Party B shall protect and use the Room and facilities properly . It is not allowed to demolish ,expand or add.

6. Party B shall take the responsibility for repair if the Room and other facilities are damaged due to its fault.

7. Besides original decoration and facilities, Party A's written consent is needed for Party B's redecoration or facility change . Besides , Party B shall conduct relative procedures with property management department . After the Contract is terminated , Party B shall be responsible to restore the Room . Besides reasonable damage , Party B is allowed to move out only after Party A's check .

8. Neither Party shall take the responsibility for the Room's damage or Party B's loss due to irresistible reasons.

Rights and Obligations

9. Party B shall first sign property management contract with property management company of Caohejing Development Zone before moving in . Party B shall pay property management fee according to the contract . (current price : RMB17.50/month/square meter) . Electricity shall also be afforded by Party B .

10. Party A is entitled to taking measures like cutting electricity ,water or communication if Party B fails to pay rent on time .

11. Party B shall apply for telephone connection and Internet access by itself in related departments and afford all the expenses.

12. Party B is not allowed to rebuild the Room . It is only allowed to make interior decoration after getting Party A's approval . The expenses shall be afforded by Party B .

13. Party B shall afford the cost for any other additional facilities . Party B shall restore the Room after the Contract expires. Party B can reserve the part which is approved by Party A and grant the ownership to Party A for free.

14. Besides the Room , Party B also has the right to use corridor, staircase , elevator , lobby , toilet and fire fighting equipments. Party B is not allowed to store any explosive or poisonous goods . Nor is it allowed to occupy non-leased area . Party B shall be responsible for its own property and afford insurance premium if necessary.

15. Party B shall obey management regulations of the building . Both parties shall obey relative rules and regulations for safety .

Alternation and Termination

16. Neither Party is allowed to terminate the Contract for any excuses. Party A shall notify Party B in written form 2 months in advance if it must take the Room back for certain special reasons . However , it should pay compensation which doubles the deposit paid by Party B . Party B shall notify Party A in written form 2 months in advance to terminate the Contract if it must move out for certain special reasons. However , it should pay compensation which equals three

months' rent.

17. Party A is allowed to terminate the Contract if :

1) Party B transfers or exchanges the Room or rents the Room to any third Party without Party A's approval
2) Party B uses the Room to conduct any illegal actions and thus damage public interests
3) Party B fails to pay rent for two months
4) Party B destroys the Room on purpose
5) Party B change the structure of the Room

18. The Contract is allowed to be changed or terminated in any one of the following situations :

   1) After consultation , both Parties agree to let Party A take the Room back or let Party B move out ahead of time in case of any special reasons.
   2) The Contract can not be carried out due to the damage of the Room and its facilities caused by irresistible factors.
   3) The Room is approved by municipal or district government to be torn down , or property rights are limited by law and administrative departments , or other situations prohibited by laws and regulations.

19. Either Party who wants to modify or terminate the Contract shall take the initiative to raise the issue .

20. Except situation described in 17(2), either Party shall pay compensation for the other Party's loss due to its modification or termination of the Contract.

Breach of the Contract

21. If the Contract can not be fully fulfilled or can only be partly fulfilled due to one Party's error , the Party shall pay compensation for the other's economic loss.

22. Termination of the Contract

   1) Party B agrees : to move out of the Room in 15 days since it gets written notice from Party A
   2) Party A has the right to enter the Room in 15 days since it sends a written notice to Party B . So does it have the right to deal with goods of Party B in the Room .

23. The breaching Party shall pay compensation to the other Party . Compensation is calculated as following :

   1) daily compensation : 1‰ of the payment
   2) breaching days is counted from the day when breaching action starts to the day when breaching action ends.
   3) Compensation = daily compensation * breaching days

24. Compensation should be paid in 10 days after breach action is confirmed.

Renewal

25. Party B shall propose request to renew the Contract in two months before expiration of the Contract. Party A shall rely in written within a month since it receives the request. Under the same condition , Party B has the priority .

However, Party A has the right to modify terms about the rent. If the two Parties can not reach an agreement on the new price, Party can take the Room back as soon as the Contract terminates.

Irresistible Force

26. Either Party who can not fulfill the Contract due to irresistible factors, such as war, earthquake, typhoon, flood and fire, should notify the other Party immediately. So should the Party offer details of the irresistible force as well as documents to prove that it can not fulfill or can only partly fulfill or has to postpone fulfillment of the Contract. The problem as to whether to terminate the Contract or to partly fulfill the Contract or to postpone the fulfillment of the Contract shall be resolved through mutual consultation by the two Parties.

Dispute Resolution

27. Disputes occurred when fulfilling the Contract shall be solved through friendly consultation. If consultation fails, either Party can bring the case to judicial court. The final judgment made by the court is binding for both.

Modification and Supplement

28. Anything not included in the Contract can be added into in written form through mutual consultation, which has the same binding force.
29. The Contract can be modified through mutual consultation. Any modification shall be in written form and only takes effect after being signed by representatives or agents from both Parties. Before the modified contract takes effect, both Parties shall still continue fulfilling the original Contract.

Notice

30. Notice related with the Contract shall be written in Chinese and sent in written form. If it is sent by mail within Shanghai, the notice shall take effect in three working days after it is mailed.

Word, effect and others

31. The Contract is written in Chinese. The two Parties hold each of the two copies.
32. The Contract takes effect after being signed by representatives or agents from both Parties.
33. The Contract shall be supplemented in written form after mutual consultation. The supplemented part has the same lawful force as the Contract.

Party A: Joint development Company of Hi-tech Park
Representative or Agent: 06-6-20
Date:
Bank:
Bank Account:
RMB:

Party B: China Jinshilin Techno Co., Ltd
Representative or Agent:

Date :
Bank :
Bank Account :
RMB:

ANTONIO TURGEON